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Exhibit 23.11

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 2013, incorporated by reference in the Proxy Statement of El Paso Pipeline Partners, L.P. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and Prospectus of Kinder Morgan, Inc. for the registration of Kinder Morgan, Inc.'s Class P common stock.

/s/ Ernst & Young LLP

Houston, Texas
September 30, 2014

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  Exhibit 23.11
Consent of Independent Registered Public Accounting Firm